                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about November 3, 1997) of our report dated August 22, 1997, on our audit of the financial statements of Ward Drilling Company, Inc. We also consent to the reference to our firm under the caption "Independent Public Accountants."

                                       Coopers & Lybrand, L.P.P.

Oklahoma City, OK
November 3, 1997